SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):           February 9, 1998



                             MULTI-COLOR CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


        0-16148                                              31-1125853
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(Commission File Number)                                   (IRS Employer
                                                      Identification Number)




                       205 West Fourth Street, Suite 1140
                             Cincinnati, Ohio 45202
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               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (513) 381-1480

Item 5. Other Events.

        In its report on Form 10-Q for the quarter ended December 28, 1997 filed on January 27, 1998, the Registrant reported in its Management's Discussion and Analysis of Financial Condition and Results of Operations that at December 28, 1997 it was in violation of a required cash flow coverage ratio contained in its banking arrangements. The ratio was .77 to 1 versus a requirement of 1 to 1. It also reported that it was negotiating a waiver of default of that covenant and that it expected to receive a waiver.

        On February 9, 1998, the Registrant received the waiver of that default. As part of that waiver, the Registrant agreed to a prohibition against payments of dividends and purchases of its equity securities. The Registrant has not been paying Common Stock dividends but has been paying dividends of $69,852 per quarter on its outstanding Series A and Series B Preferred Stock and will be required to cease those payments by this provision. In addition, its borrowing base was restricted. That base was the lesser of the sum of 80% of eligible accounts receivable plus 50% of eligible inventories less a block of $0, or the total revolving commitment. This block amount was increased to $500,000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)    Exhibits

               10.42  Fourth Amendment to Credit Agreement and Waiver Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            MULTI-COLOR CORPORATION



Dated:   February 13, 1998                  By:  /s/William R. Cochran
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                                               William R. Cochran
                                               Vice President,
                                               Chief Financial Officer